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                                 DEAL MEMORANDUM

THIS AGREEMENT dated as of the 26 January 1996 between Cinergi Productions N.V. Inc. ("Cinergi") and Buena Vista Distribution International, Inc. ("BVI") is entered into between the parties relating to the distribution of the theatrical motion picture "Evita" ("the picture") in the Territory set forth below, as follows:

1.   ADVANCE:   Three Million US Dollars (US$3,000,000) payable on a cash flow basis. BVI's advance will be covered by the completion bond and Five Hundred Thousand US Dollars (US$500,000) of the advance shall be crossed against any overages payable to Cinergi in Latin America;

2.   TERRITORY: Spain, Spanish speaking Andora, The Balaeric and Canary Islands;

3.   TERM:      Nineteen (19) years from delivery (plus right of first
                negotiation to extend the Term);

4.   RIGHTS:    All theatrical, non-theatrical, home video (including DVD, near
                VOD), ship, hotel/motel, pay TV, free TV, pay-per-view and video-on-demand rights. Airline and all other rights will be retained by Cinergi;

5.   BACK END TERMS:

     a. THEATRICAL, NON-THEATRICAL: Twenty-five percent (25%) fee to Ptas. One Hundred Fifty Million film rental, Twenty-seven and one-half percent. (27.5%) fee from Ptas. One Hundred Fifty Million to Two Hundred Fifty Million rental and thirty percent (30%) fee over Ptas. Two Hundred Fifty Million for any and all film rentals actually received.

     b. The "out of pocket" sub-distribution fees which BVI actually pays to Laurenfilm for Catalonia, shall be treated as an additional fee hereunder.

     c. VIDEO: Rental: 0-4,000 units -- Thirty percent (30%) royalty; 4,000 - 6,000 units -Thirty-two and one-half percent (32.5%) royalty; 6,000 - 8,000 units -- Thirty -five percent (35%) royalty and 8,000 + units --Forty percent (40%) royalty. The above is on prospective basis. Sell-through --We can accept a Fifteen percent (15%) royalty if the picture is first released on rental. However, if BVI goes straight to sell-through, the royalty should be Seventeen and one-half percent (17.5%).

     d.   VIDEO-ON DEMAND: Thirty percent (30%) fee.

     e.   TELEVISION: Twenty-five percent (25%) fee.

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     Please acknowledge your acceptance of the terms and conditions of this deal memorandum by signing in the space provided for below.

                                   CINERGI PRODUCTIONS, N.V. INC.


                                   BY:/s/ Warren Braverman
                                      ------------------------------
                                   ITS:Executive Vice President
                                       -----------------------------


APPROVED AND ACCEPTED BY:
BUENA VISTA DISTRIBUTION
INTERNATIONAL INC.



By:/s/ Jeffery S. Graup
   ------------------------------
Its:Senior Vice President
    -----------------------------